UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Colorado	000-49908	75-3056237
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 23, 2015 (the “Execution Date”), CytoDyn Inc. (the “Company”), Alpha Venture Capital Management, LLC (“AVCM”) and Alpha Venture Capital Partners, LP (“AVCP”) entered into a Debt Conversion and Termination Agreement (the “Conversion and Termination Agreement”) pursuant to which (i) AVCP agreed to convert the $3,535,627.15 in aggregate indebtedness (the “Note Debt”) owed to AVCP as of June 23, 2015 under the Convertible Notes (as defined below) in exchange for 5,237,966 shares of the Company’s common stock, no par value (“Common Stock” and such shares, the “Note Shares”); (ii) subject to the conversion of the Note Debt, the Company agreed to issue AVCP an additional five-year warrant award to purchase 1,000,000 shares of Common Stock at an exercise price of $0.675 per share (the “Inducement Warrant”); and (iii) subject to the AVCP’s receipt of the Note Shares and Inducement Warrant, the parties agreed to (a) terminate the Subscription Agreements (as defined below); and (b) release and discharge each other party from all claims and obligations arising under the Convertible Notes, the Note Debt and/or the Subscription Agreements.

In particular, under the terms of the Conversion and Termination Agreement, AVCP agreed to convert the indebtedness owed to AVCP by the Company under the $2,000,000 Convertible Promissory Note and the $1,500,000 Convertible Promissory Note that were issued to AVCP by the Company on September 26, 2014 and February 6, 2015, respectively (collectively the “Convertible Notes”), into 5,237,966 Note Shares at a conversion price of $0.675 per share (the “Debt Conversion”) within one (1) business day of the Execution Date. The Company also agreed to issue AVCP the Inducement Warrant within five (5) business days of the Debt Conversion, which will have an exercise price of $0.675 per share, will be exercisable immediately after its issuance and will have a term of exercise equal to five years after its issuance date. The number of shares of Common Stock into which the Inducement Warrant is exercisable and the exercise price therefor are subject to adjustment as set forth in the Inducement Warrant, including adjustments for stock subdivisions or combinations. Finally, subject to the Company’s issuance of both the Inducement Warrant and Note Shares, the parties agreed to (a) terminate their respective rights and obligations under that certain (i) Subscription and Investor Rights Agreement by and between AVCM (on behalf of one or both of AVCP and Alpha Venture Capital Fund, LP (“AVCF”)) and the Company, as modified by that certain Side Letter Agreement between AVCM and the Company dated September 26, 2014; and (ii) Subscription and Investor Rights Agreement between AVCM (on behalf of one or both of AVCP and AVCF) and the Company dated February 6, 2015, as modified by that certain Letter of Understanding between AVCP and the Company dated February 10, 2015 (collectively, the “Subscription Agreements”); and (b) release and discharge each other party from all claims and obligations arising under the Convertible Notes, the Note Debt and/or the Subscription Agreements

The issuance and sale of the Note Shares, the Inducement Warrant and the shares of Common Stock issuable upon the exercise of the Inducement Warrant (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act based on the following facts: AVCP has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to AVCP; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

Carl C. Dockery, the sole member of Alpha Advisors, LLC, the investment advisor for AVCP and AVCF, and the managing member of AVCM, the general partner of AVCP and AFCF, is a member of the Company’s Board of Directors. The Debt Conversion and Termination Agreement was approved by a unanimous vote of the disinterested members of the Company’s Board of Directors on June 19, 2015.

The foregoing description of the Debt Conversion and Termination Agreement and Inducement Warrant does not purport to be complete and is qualified in its entirety by reference to the copies of the Debt Conversion and Termination Agreement and form of Inducement Warrant filed herewith as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Debt Conversion and Termination Agreement between CytoDyn Inc., Alpha Venture Capital Management, LLC and Alpha Venture Capital Partners, LP dated June 23, 2015.

10.2	Form of Inducement Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

Date: June 25, 2015	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debt Conversion and Termination Agreement between CytoDyn Inc., Alpha Venture Capital Management, LLC and Alpha Venture Capital Partners, LP dated June 23, 2015.

10.2	Form of Inducement Warrant